[TEXT]
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
AMES DEPARTMENT STORES, INC.
CONDENSED INCOME STATEMENT
MANAGEMENT FORMAT
(307 stores were planned thru Sep.; 308 stores after Sep.)
($ 000's)
                                                                                                                EXHIBIT 20
                                                                                                                Page 1 of 3

             REVISED PLAN FYE 1/95
             FOR MONTH ENDING
                FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN       TOTAL
Net Sales    $125,141 $181,358 $129,749 $161,067 $193,812 $148,086 $156,195 $200,168 $177,315 $226,889 $360,440 $113,856 $2,174,076

FIFO Margin $  30,924   48,306   37,131   48,131   53,058   39,054   41,672   55,647   50,166   62,373  104,304   23,039    593,805
     Margin %   24.71%   26.64%   28.62%   29.88%   27.38%   26.37%   26.68%   27.80%   28.29%   27.49%   28.94%   20.24%     27.31%


Total Expense  43,178   49,864   39,284   42,933   50,846   41,546   43,456   49,066   42,684   48,151   56,094   38,629    545,731

Gain on Disp.
of Properties   1,100      700               100                                                                              1,900
             -----------------------------------------------------------------------------------------------------------------------
EBIT         ($11,154)   ($858) ($2,153)  $5,298   $2,212  ($2,492) ($1,784)  $6,581   $7,482  $14,222  $48,210 ($15,590)   $49,974

Net Interest    1,983    2,470    2,389    2,759    2,444    2,186    2,199    2,519    2,327    2,313    1,987    1,399     26,975
Inc. Tx. Prov.                   (6,811)     823    3,815   (1,517)  (1,291)   1,317    1,671    3,861   14,986   (5,508)    11,347
Extra. Item(A)                    1,517                                                                                       1,517
Non-Recur. Gain                                   (12,000)                                                                  (12,000)
             -----------------------------------------------------------------------------------------------------------------------
Net Inc(Loss)($13,137) ($3,328)    $752   $1,716   $7,953  ($3,161) ($2,692)  $2,745   $3,484   $8,048  $31,237 ($11,481)   $22,135
             =======================================================================================================================
From EBIT:
Sub:Net Amort     129      150       84       25       10      (54)     (88)     (80)    (137)    (153)    (133)    (174)      (421)
Add:LIFO Exp.      83       83       83       83       83       83       83       83       84       84       84       84      1,000
    Non-Cash
 SARs Exp.(B)   2,000              (500)                                                                                      1,500
             -----------------------------------------------------------------------------------------------------------------------
EBITDA        ($9,200)   ($925) ($2,654)  $5,356   $2,285  ($2,355) ($1,613)  $6,744   $7,703  $14,459  $48,427 ($15,332)   $52,895




             CERTAIN FYE 1/94 ACTUALS (REVISED FOR COMPARABLE STORES)
             FOR MONTH ENDED
                FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC       JAN      TOTAL

Net Sales    $123,961 $171,041 $137,321 $157,818 $191,437 $144,670 $151,746 $196,467 $175,145 $219,404 $347,007  $97,008 $2,113,025

FIFO Margin $  31,581   44,360   39,474   46,797   52,058   35,038   39,619   53,815   47,304   57,958  101,121   20,175    569,300
     Margin %   25.48%   25.94%   28.75%   29.65%   27.19%   24.22%   26.11%   27.39%   27.01%   26.42%   29.14%   20.80%     26.94%


             -----------------------------------------------------------------------------------------------------------------------
EBITDA        ($8,083) ($3,286) ($1,005)  $3,802    ($912) ($7,501) ($3,449)  $2,017   $5,427  $15,940  $48,728 ($17,376)   $34,302

(A) Primarily for the write-off of deferred financing costs and debt discounts related to debt to be prepaid in June.
(B) Assumes that the April 30, 1994 accrual of $1.5 million(which was based on an average common stock price of
    $5.03 per share for the ten trading days ended April 29, 1994) for the value of unexercised stock appreciation rights (SARs)
    will be unchanged for the remainder of Fiscal 1995.
 NOTE: EBIT is earnings (loss) before net interest expense, income taxes, and non-recurring or extraordinary items.
       Consistent with the definition in the new revolving credit facility, EBITDA is EBIT before depreciation & amortization, LIFO expense, stock appreciation rights accruals, and other non-cash charges.
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
AMES DEPARTMENT STORES, INC.
CONDENSED BALANCE SHEET
MANAGEMENT FORMAT
(307 stores were planned thru Sep.; 308 stores after Sep.)
REVISED FYE 1/95 PLAN
($ 000's)
                                                                                                                  EXHIBIT 20
                                                                                                                  Page 2 of 3


                        FOR MONTH ENDING
                           FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN
Assets
Current Assets:
 Unrest. cash and equiv. $27,136  $26,912  $27,854  $33,036  $34,108  $29,075  $30,736  $27,314  $30,194  $50,521  $37,836  $26,415
 Restricted cash & eq(A)  61,043   64,193   67,844   69,295    1,045      896      747      597      448      299      149        0
 Merch. inventory, LIFO  491,588  487,021  504,163  500,171  473,096  479,587  488,945  521,310  538,081  558,109  396,619  408,479
 Other current assets     28,602   36,173   34,589   33,674   30,068   31,498   34,874   48,896   58,137   71,702   35,623   33,428
                        ------------------------------------------------------------------------------------------------------------
   Total Current Assets  608,369  614,299  634,450  636,176  538,317  541,056  555,302  598,117  626,860  680,631  470,227  468,323
Net Fixed Assets          27,256   29,057   30,847   33,988   39,458   44,196   48,954   50,761   51,626   51,776   51,727   51,473
Other Assets & Def. Chgs   1,556    1,377    1,101    1,283    6,767    6,448    6,132    5,815    5,498    5,182    4,864    4,547
                        ------------------------------------------------------------------------------------------------------------
Total Assets            $637,181 $644,733 $666,398 $671,447 $584,542 $591,700 $610,388 $654,693 $683,984 $737,589 $526,818 $524,343
                        ============================================================================================================




                        FOR MONTH ENDING
                           FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN
Liabilities
Current Liabilities:
 Trade accounts payable  $71,654  $67,528  $70,189  $77,402  $62,768  $81,088  $98,422 $122,126 $141,010 $177,970  $72,800  $91,188
 Note (revolver) pay.     95,000  110,000  135,000  135,000  125,000  125,000  130,000  145,000  150,000  155,000        0   15,000
 Other current liabs.(B) 217,439  219,297  255,202  251,253  179,093  173,632  174,786  178,300  179,536  180,101  185,339  173,796
                        ------------------------------------------------------------------------------------------------------------
   Total Current Liabs.  384,093  396,825  460,391  463,655  366,861  379,720  403,208  445,426  470,546  513,071  258,139  279,984

Long-term debt            77,896   77,076   42,903   43,110   42,271   42,200   42,354   41,427   41,401   41,553   40,549   39,075
Fresh-st ex.(neg. good.)  54,291   53,716   53,256   52,796   52,221   51,761   51,301   50,726   50,266   49,806   49,231   48,771
Unfavorable lease liab.   24,898   24,723   24,548   24,372   24,198   24,023   23,848   23,673   23,499   23,323   23,148   22,970
Other long-term liabs.    51,261   50,979   50,671   50,344   50,054   49,737   49,401   49,103   48,778   48,433   48,126   42,907
                        ------------------------------------------------------------------------------------------------------------
   Total Liabilities     592,439  603,319  631,769  634,277  535,605  547,441  570,112  610,355  634,490  676,186  419,193  433,707

Shareholders' Equity
 Paid-in capital (C)      70,141   70,141   62,604   63,429   67,244   65,727   64,436   65,753   67,425   71,286   86,271   80,763
 Retained earn. (def.)   (25,399) (28,727) (27,975) (26,259) (18,307) (21,468) (24,160) (21,415) (17,931)  (9,883)  21,354    9,873
                        ------------------------------------------------------------------------------------------------------------
   Total Sharehold. Eq.   44,742   41,414   34,629   37,170   48,937   44,259   40,276   44,338   49,494   61,403  107,625   90,636

Total Liabs. & Equity   $637,181 $644,733 $666,398 $671,447 $584,542 $591,700 $610,388 $654,693 $683,984 $737,589 $526,818 $524,343
                        ============================================================================================================

(A) The Company's new revolving credit facility does not require cash collateralization of letters of credit.
(B) The April and May amounts include $68.9 million of debt to be prepaid in June in connection with the funding of the new revol.
    credit facility. Of this amount, $34.8 million is long-term debt classified as current in the revised plan as of April,
    $32.9 million is classified as current as of Feb., and $1.2 million had been classified as current in the original plan.
(C) Projected increases (decreases) in paid-in capital reflect projected non-cash income tax expense (benefit).
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
AMES DEPARTMENT STORES, INC.
CONDENSED CASH FLOW
MANAGEMENT FORMAT
(307 stores were planned thru Sep.; 308 stores after Sep.)
REVISED FYE 1/95 PLAN
($ 000's)
                                                                                                                  EXHIBIT 20
                                                                                                                  Page 3 of 3

                         FOR MONTH ENDING
                           FEB     MAR     APR     MAY     JUN     JUL     AUG     SEP     OCT     NOV      DEC      JAN     TOTAL
Beg. unrest. cash and eq $26,864 $27,136 $26,912 $27,854 $33,036 $34,108 $29,075 $30,736 $27,314 $30,194  $50,521  $37,836  $26,864

Cash generated from (used in) operations:
 Net income (loss)       (13,137) (3,328)    752   1,716   7,953  (3,161) (2,692)  2,745   3,484   8,048   31,237  (11,481)  22,135
 Non-cash income tax prov      0       0  (6,811)    823   3,815  (1,517) (1,291)  1,317   1,671   3,861   14,986   (5,508)  11,347
 Other                       217     197   1,629     460     476     483     518     509     568     582      564      600    6,804
                         -----------------------------------------------------------------------------------------------------------
Cash from operations     (12,920) (3,131) (4,430)  2,999  12,244  (4,195) (3,465)  4,571   5,723  12,491   46,787  (16,389)  40,286

Changes in working capital:
 FIFO invent. (inc) dec  (51,089)  4,484 (17,225)  3,909  26,992  (6,574) (9,441)(32,448)(16,855)(20,112) 161,406  (11,944)  31,103
 Trade payables inc (dec) (3,230) (4,125)  2,661   7,213 (14,634) 18,320  17,334  23,704  18,884  36,960 (105,170)  18,388   16,304
 All other                 5,643  (6,441)  2,510  (2,736)    (69) (6,815) (1,926)(11,288) (7,885)(12,704)  40,786  (14,831) (15,758)
                         -----------------------------------------------------------------------------------------------------------
Net changes in work. cap (48,676) (6,082)(12,054)  8,386  12,289   4,931   5,967 (20,032) (5,856)  4,144   97,022   (8,387)  31,649

Capital expenditures      (1,712) (2,227) (2,166) (3,576) (6,034) (5,252) (5,305) (2,462) (1,462)   (763)    (659)    (380) (32,000)

(Inc) dec. in rest. cash  (2,751) (3,150) (3,651) (1,451) 68,250     149     149     150     149     149      150      149   58,294

Other
 Borrow. (pymts)-revolver 75,000  15,000  25,000       0 (10,000)      0   5,000  15,000   5,000   5,000 (155,000)  15,000   (5,000)
 Pymts. of capital leases   (322)   (287)   (312)   (331)   (295)   (321)   (340)   (303)   (329)   (349)    (312)    (252)  (3,753)
 Incr. in def. fin. costs      0       0  (1,100)   (500) (5,800)      0       0       0       0       0        0        0   (7,400)
 Pymts- long-term debt(A) (8,347)   (347)   (345)   (345)(69,582)   (345)   (345)   (346)   (345)   (345)    (673)  (1,162) (82,525)
                         -----------------------------------------------------------------------------------------------------------
Total other               66,331  14,366  23,243  (1,176)(85,677)   (666)  4,315  14,351   4,326   4,306 (155,985)  13,586  (98,678)
                         -----------------------------------------------------------------------------------------------------------
Inc (dec) in unrest. cash   $272   ($224)   $942  $5,182  $1,072 ($5,033) $1,661 ($3,422) $2,880 $20,327 ($12,685)($11,421)   ($449)

End. unrest. cash and eq $27,136 $26,912 $27,854 $33,036 $34,108 $29,075 $30,736 $27,314 $30,194 $50,521  $37,836  $26,415  $26,415
                         ===========================================================================================================
(A) June's payments include $68.9 million of debt prepayments, primarily from funds no longer required to be restricted for the cash collateralization of letters of credit.
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